UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2015

Supernus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of
Incorporation)

001-35518	20-2590184
(Commission File Number)	(IRS Employer Identification No.)

1550 East Gude Drive, Rockville MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 838-2500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On October 14, 2015 (the “Effective Date”), Supernus Pharmaceuticals, Inc. (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with Par Pharmaceutical Companies, Inc. and Par Pharmaceutical, Inc. (collectively, “Par”) to settle ongoing patent litigation regarding Par’s filing of an Abbreviated New Drug Application (“ANDA”) seeking approval to market a generic version of the Company’s Trokendi XR® (extended-release topiramate) capsules, which contained a paragraph IV certification seeking approval to engage in the manufacture, use and sale of the Par product prior to the expiration of United States Patent Nos. 8,298,576 (the “‘576 Patent”), 8,298,580 (the “‘580 Patent”), 8,663,683 (the “‘683 Patent”), 8,877,248 (the “‘248 Patent”), 8,889,191 (the “‘191 Patent”), and 8,992,989 (the “‘989 Patent,” and together with the ‘576 Patent, the ‘580 Patent, the ‘683 Patent, the ‘248 Patent, and the ‘191 Patent, the “Litigated Patents”).  Under the terms of the Agreement, Par admits that the Litigated Patents, and all the claims contained therein, were infringed by the filing of the Par ANDA and, absent a license from the Company, would be infringed by the manufacture, use, sale, offer for sale, or importation of the Par product in the United States.  Par also admits that the Litigated Patents, and all the claims contained therein, are valid and enforceable.  Finally, Par agrees that except as is otherwise expressly provided for in the license agreement by and between the Company and Par (the “License Agreement”), it will not manufacture, use, sell, offer for sale, or import, directly or indirectly, the Par product or assist a third party to manufacture, use, sell, offer for sale, or import, directly or indirectly, a generic equivalent product that is sold by such third party for use in the United States.

On October 14, 2015, the Company and Par entered into a License Agreement concerning the Litigated Patents.  Under the terms of the License Agreement, the Company granted to Par a non-exclusive license to manufacture, import and market a generic version of Trokendi in the United States beginning on April 1, 2025, or earlier under certain circumstances, and Par will make royalty payments to the Company based on a percentage of net sales of the generic version.    The License Agreement will continue with respect to the ‘580 Patent, the ‘683 Patent, the ‘248 Patent, and the ‘191 Patent until November 16, 2027, and with respect to the ‘576 Patent until March 18, 2029, unless, in each case, earlier terminated.  The Company will retain the right itself or through an affiliate to market a product that is not labeled with the Trokendi XR® trademark containing the topiramate compound.

On October 16, 2015, the United States District Court for the District of New Jersey entered a Judgment and Order of Permanent Injunction resolving this patent litigation on the terms described above.

Item 2.02                                           Results of Operations and Financial Condition.

On October 20, 2015, Supernus Pharmaceuticals, Inc. issued a press release announcing that it expects to report financial results for the third quarter ended September 30, 2015 after 5:00 PM ET on November 3, 2015, and will hold a conference call and webcast on November 4, 2015 to review the third quarter 2015 financial results.  A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 8.01                                           Other Events.

On October 15, 2015, the Company issued a press release announcing a settlement with Par of ongoing patent litigation regarding Par’s filing of an ANDA seeking approval to market a generic version of the Company’s Trokendi XR® (extended-release topiramate) capsules.  A copy of this press release is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibit

The following document is furnished as an Exhibit pursuant to Item 8.01 hereof:

Exhibit 99.1 — Press Release Dated October 20, 2015.

Exhibit 99.2 — Press Release Dated October 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNUS PHARMACEUTICALS, INC.

DATED: October 20, 2015	By:	/s/ Gregory S. Patrick
Gregory S. Patrick
Vice-President and Chief Financial Officer

EXHIBIT INDEX

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibit

The following document is filed as an Exhibit pursuant to Item 4.01 hereof:

Exhibit 99.1 — Press Release Dated October 20, 2015.

Exhibit 99.2 — Press Release Dated October 15, 2015.